      As filed with the Securities and Exchange Commission on May 14, 2003
                                            Registration Statement No. 333-59119

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                AMENDMENT NO. 11
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------


                         TIME LENDING, CALIFORNIA, INC.
                 (Name of Small Business Issuer in its Charter)
                              --------------------

           Nevada                         1520                     33-0730042
  (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Number)    Identification No.)


                         1040 E. Katella Ave., Suite B1
                            Orange, California 92867
                                 (714) 288-5901
          (Address and telephone number of principal executive offices)
                              --------------------

                           Michael F. Pope, President
                         Time Lending, California, Inc.
                         1040 E. Katella Ave., Suite B1
                            Orange, California 92867
                                 (714) 288-5901
            (Name, address and telephone number of agent for service)
                              --------------------

                                   Copies to:

                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                       610 Newport Center Dr., Suite 1400
                         Newport Beach, California 92660
                            Telephone: (949) 760-6880
                            Facsimile (949) 760-6815

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                              --------------------

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The laws of the Nevada permit the indemnification of directors, employees, officers and agents of Nevada corporations. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by Nevada law any person whom we indemnify under that law.

         The provisions of Nevada law that authorize indemnification do not eliminate the duty of care of a director. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a stockholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         To the extent that we indemnify our management for liabilities arising under securities laws, we have been informed by the SEC that this indemnification is against public policy and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee................................   $     132.00
Legal Fees and Expenses........................................      15,000.00
Accounting Fees and Expenses...................................       5,000.00
Financial Printing and Engraving...............................       1,132.00
Blue Sky Fees and Expenses.....................................       2,500.00
Miscellaneous..................................................       6,236.00

          TOTAL................................................   $  30,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         There has been three sales of the Company's securities. As noted above, in connection with the merger between Time Financial Services, Inc. and Interruption Television, Inc. and the sale of Time Lending, California, two persons consisting of its officers, and directors, were issued a total of 1,000 shares of Common Stock at a value of $.001 per share as of July 20, 2000. The above shares of common stock of Time Lending were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and upon Rule 505 and/or Rule 506 of Regulation D promulgated under the Act. The shares were issued in a private transaction not involving any public offering; it involved only two purchasers who were not accredited investors; there was no solicitation of purchasers involved and the purchasers received the disclosure information required by Regulation D. On December 30, 2000, those outstanding shares were forward split 1,000 to 1, resulting in a total 1,000,000 shares outstanding. As of December 31, 2000, 250,000 shares of Common Stock at a value of $.001 per share were sold to Abercrombie Inc. for $250.00, resulting in a total 1,250,000 shares outstanding of Time Lending. The above shares of Time Lending were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and upon Rule 505 and/or Rule 506 of Regulation D promulgated under the Act. The shares were issued in a private transaction not involving any public offering; it involved only one purchaser who was not an accredited investor, however, the Company reasonably believed immediately prior to the sale that such purchaser had knowledge and experience in financial and business matters and that it was capable of evaluating the merits and risks of the prospective investments in compliance with the requirements of Rule 506 (b)(2)(ii). There was no solicitation of purchasers involved and the purchaser received the disclosure information required by Regulation D.

         A warrant to purchase 50,000 shares of our common stock was issued to Iwona Alami as of March, 2001, in consideration for the services rendered in connection with filing of this registration statement. The warrant was issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and upon Rule 505 of Regulation D promulgated under the Act.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.   Description of Document
-----------   -----------------------

     2.1      Agreement and Plan of Merger of Time Lending, California, Inc.*

     3.1      Articles of Incorporation of Time Lending, California, Inc.*

     3.2      Articles of Incorporation of Tenth Street, Inc.*

     3.3      Articles of Incorporation of Time Marketing Associates, Inc.*

     3.4      Articles of Incorporation of Time Management, Inc.*

     3.5      Articles and Certificate of Merger of Registrant*

     3.6      Bylaws of Registrant*

     4.1      Specimen Common Stock Certificate**

     4.2      Form of Warrant of Iwona J. Alami**

     5.1      Opinion of Law Offices of Iwona J. Alami

     10.1     Form of Investor Subscription Agreement**

     10.2     Lease Agreement*

     10.3     Guaranty of Michael Pope*

     10.4     Guaranty of Thomas Van Wagoner*

     10.5     Demand Promissory Note (Michael Pope)*

     10.6     Demand Promissory Note (Philip La Puma)*

     10.7     Asset Sale and Purchase Agreement*

     10.8 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc.*

     10.9     Voting Agreement (Tenth Street, Inc.)*

     10.10    Voting Agreement (Time Management, Inc.)*

     10.11    Voting Agreement (Time Marketing Associates, Inc.)*

     10.12    Broker Agreement*

     15. Letter on unaudited interim financial information.

     22.      Subsidiaries of Registrant*

     23.1     Consent of Michael Johnson CPA*

     23.2     Consent of Law Offices of Iwona J. Alami (Contained in Exhibit
              5.1)

     23.3     Opinion of Michael F. Stewart*.

     23.4     Consent of Michael F. Stewart*

     99.1     Property Appraisals.*

-----------------------------------

         *        Previously filed with the Commission.

         **       To be filed by an amendment to the registration statement.

ITEM 28.  UNDERTAKINGS

         The undersigned issuer hereby undertakes to provide to the underwriters, the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters, to permit prompt delivery to each purchaser.

The undersigned issuer also undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (1) include any prospectus required by section 10(a)(3) of the Securities Act;

               (2) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement arising after the effective date of the registration statement;

               (3) include any additional or changed material information regarding the plan of distribution;

               (4) for determining liability under the Securities Act, we will treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering; and

               (5) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) As indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) We undertake:

                  (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in the prospectus and the offering of such securities at that time shall be deemed to be the initial bona fide offering of the securities.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Orange, California on May 14, 2003

                                    TIME LENDING CALIFORNIA, INC.

                                     By:/s/ Michael F. Pope
                                     -------------------------
                                     Michael F. Pope
                                     President
                                     (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                     TITLE                         DATE
        ---------                     -----                         ----
/s/ Michael F. Pope      President and Director(Principal       May 14, 2003
---------------------    Executive Officer)
Michael F. Pope

/s/ Philip C. La Puma    Chief Financial Officer and Director   May 14, 2003
---------------------    (Principal Accounting Officer)
Philip C. La Puma

                                  Exhibit Index

Exhibit No.   Description of Document
-----------   -----------------------

     2.1      Agreement and Plan of Merger of Time Lending, California, Inc.*

     3.1      Articles of Incorporation of Time Lending, California, Inc.*

     3.2      Articles of Incorporation of Tenth Street, Inc.*

     3.3      Articles of Incorporation of Time Marketing Associates, Inc.*

     3.4      Articles of Incorporation of Time Management, Inc.*

     3.5      Articles and Certificate of Merger of Registrant*

     3.6      Bylaws of Registrant*

     4.1      Specimen Common Stock Certificate**

     4.2      Form of Warrant of Iwona J. Alami**

     5.1      Opinion of Law Offices of Iwona J. Alami

     10.1     Form of Investor Subscription Agreement**

     10.2     Lease Agreement*

     10.3     Guaranty of Michael Pope*

     10.4     Guaranty of Thomas Van Wagoner*

     10.5     Demand Promissory Note (Michael Pope)*

     10.6     Demand Promissory Note (Philip La Puma)*

     10.7     Asset Sale and Purchase Agreement*

     10.8 Share Exchange Agreement between Time Financial Services, Inc. and Interruption Television, Inc.*

     10.9     Voting Agreement (Tenth Street, Inc.)*

     10.10    Voting Agreement (Time Management, Inc.)*

     10.11    Voting Agreement (Time Marketing Associates, Inc.)*

     10.12    Broker Agreement*

     15. Letter on unaudited interim financial information.

     22.      Subsidiaries of Registrant*

     23.1     Consent of Michael Johnson CPA*

     23.2     Consent of Law Offices of Iwona J. Alami (Contained in Exhibit
              5.1)

     23.3     Opinion of Michael F. Stewart*.

     23.4     Consent of Michael F. Stewart*

     99.1     Property Appraisals.*

-----------------------------------

         *        Previously filed with the Commission.

         **       To be filed by an amendment to the registration statement.